UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2011
Claire’s Stores, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-148108 (Commission File Number)	59-0940416 (I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois (Address of principal executive offices)	60192 (Zip Code)
Registrant’s telephone number, including area code: (847) 765-1100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On February 17, 2011, the Company issued a press release announcing the pricing of $450 million aggregate principal amount of 8.875% senior secured second lien notes due 2019 in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The Notes are being offered only to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01.	Financial Statements and Exhibits.
          (d) Exhibits

Exhibit 99.1	Claire’s Stores, Inc. Press Release dated February 17, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire’s Stores, Inc.
Date: February 17, 2011	By:	/s/ J. Per Brodin
		Name:	J. Per Brodin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Claire’s Stores, Inc. Press Release dated February 17, 2011

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